Exhibit 10.3(a)
June 9, 2009
Winton Capital Management
1a. St. Mary Abbot’s Place
Kensington, London W86LS,
U.K.
Attention: Mr. Martin Hunt
     Re: Management Agreement Renewals
Dear Mr. Hunt:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	Smith Barney Diversified Futures Fund L.P.

•	Citigroup Orion Futures Fund L.P.

•	CMF Winton Feeder LP I

•	CMF Winton Master Fund L.P.

•	Citigroup Diversified Futures Fund L.P.

•	CMF Institutional Futures Portfolio LP

•	Citigroup Abingdon Futures Fund L.P.

•	Citigroup Global Futures Fund Ltd.

•	Citigroup Orion Futures Fund (Cayman) Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WINTON CAPITAL MANAGEMENT

By:	/s/ Martin Hunt

Print Name:	Martin Hunt

JM/sr